EXHIBIT 99.1

                                                             Page 58 of 58 Pages


                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Class A common stock, par value $0.01 per share, of Crown Media Holdings, Inc., and further agree that this Joint Filing Agreement (this "Agreement") be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated as of:  May 19, 2000



                                    HALLMARK CARDS, INCORPORATED



                                    By:   /s/ Judith Whittaker
                                        ---------------------------------
                                        Name:   Judith Whittaker
                                        Title:  Executive Vice President,
                                                General Counsel




                                    HALLMARK ENTERTAINMENT, INC.



                                    By:  /s/ Judith Whittaker
                                        ---------------------------------
                                        Name:   Judith Whittaker
                                        Title:  Vice President